Exhibit 99.3
rhPDGF vs. ABG for Foot and Ankle Fusion: A Human Feasibility Trial A Human Feasibility Trial A Human Feasibility Trial Christopher W. DiGiovanni, MD* Assoc. Professor and Chief, Foot and Ankle Service Brown Medical School, Providence, RI, USA *My disclosure is in the final program book and in the AAOS database. I have a potential conflict of interest with this presentation because I am a consultant for BiomimeticTherapeutics, Inc.

USA Canada Number of Centers 3 3 Number of Subjects 20 60 Type of Study Prospective, Randomized Open-Label (GEM OS1 only) Control Autograft Historical Follow-Up 9 months 9 months Primary Endpoint Radiographic Union (plain XR, CT) Radiographic Union (plain XR, CT) Secondary Endpoint Functional Outcome Pain Scores Functional Outcome Pain Scores METHODS: Study Design

Demographics US ABG (N=6) US GEM OS1 (N=14) CAN GEM OS1 N=60 Patient Age 43.7 55.2 53.4 Body Mass Index 30.5 29.8 29.0 % Smoking history 17% 50% 60% (Revision Procedure) - - (33%) Diagnosis 83% PTI 17% PA 0% RA 0% Other 64% PTI 14% PA 14% RA 14% Other 33% PTI 35% PA 12% RA 35% Other

US ABG (N=6) US GEM OS1 (N=14) CAN GEM OS1 (N=60) Ankle/Hindfoot 6 (100%) 14 (100%) 34 (57%) Triple 3 (50%) 6 (43%) 14 (23%) Ankle 2 (33%) 5 (36%) 10 (17%) Subtalar 1 (17%) 3 (21%) 7 (12%) Other Isolated Hindfoot 0 (0%) 0 (0%) 5 (8%) Midfoot/Forefoot - - 29 (48%) Total # of Joints Treated 12 26 130 Procedures Performed

USA USA USA Canada Canada CT Scan ABG (N=6) ABG (N=6) GEM OS1 (N=14) Coughlin et al, FAI '06 ABG (N = 15) GEM OS1 (N=60) Week 6 40% 40% 39% 23% 43% Week 12 50% (3/6) 50% (3/6) 69% (9/13) 48% 68% Plain XR ABG (NA:1@24,2@36) ABG (NA:1@24,2@36) GEM OS1 (NA:5@24,4@36) GEM OS1 (N=60) GEM OS1 (N=60) Week 24 80% (4/5) 80% (4/5) 100% (9/9) 84% 84% Week 36 100% (4/4) 100% (4/4) 100% (10/10) 87% 87% Clinical Success (= no revision surgery) (= no revision surgery) (= no revision surgery) Week 36 100% (6/6) 86% (12/14) 86% (12/14) 90% 90% RESULTS: Radiographic Union

USA USA Canada Timepoint ABG (n=6) GEM OS1 (n=14) GEM OS1 (n=34) Baseline 36.3 39.2 41.7 Week 24 74.2 66.0 64.9 Week 36 82.2 71.1 64.1 AOFAS Scores No device related SAEs to date Safety

Timepoint ABG(n=6) GEM OS1(n=14) Baseline 45.9 49.3 Week 12 43.0 38.8 Week 24 16.2 31.3 Week 36 15.6 20.6 Foot Function Index USA USA Canada ABG (N=6) GEM OS1 (N=13, 1 nonunion) GEM OS1 (N=60) Pain, Fusion Site (VAS, wk 0?36) 57.8 ? 4.5 55.1 ? 17.2 N/A Pain, Donor Site (VAS, 0-12-36) 0-14.9-2.7 N/A N/A Procedure Time (minutes) 144 118 105 VAS, Procedure Times

QOL Assessment (SF-12) Quality of Life Assessments USA USA Canada (SF-36) Quality of Life Assessments ABG (n=6) GEM OS1 (n=14) GEM OS1 (n=60) Physical Summary Baseline 38.2 34.1 34.1 Physical Summary 36 wks Post-op 47.2 38.8 38.5 Physical Summary CHANGE + 9.0 + 4.7 + 4.4 Mental Summary Baseline 47.5 49.9 51.3 Mental Summary 36 wks Post-op 49.8 52.5 52.8 Mental Summary CHANGE + 2.3 + 2.6 + 1.5

Surgical Complications ABG Group No infections/nonunions GEM OS1 Group 1 superficial wound dehiscence 2 Sx non-unions ? both revised Case #1 RFs: post traumatic OA, undx DM, smoker Case #2 RFs: overstuffing of joint w/ GEM OS

Study Limitations Plain radiography as primary endpoint Blinding not 'absolute' Not powered for significance

Despite size, however, still of great benefit to us... 1) Use of rhPDGF- ^ TCP appears to be: Safe Potentially effective orthobiologic alternative Associated with much less surgical/anaesthesia time Devoid of donor site morbidity/pain Comparable btwn. studies (USA, CA) and ABG data 2) Routine films inadequate/misleading measure of healing 3) Importance of direct bone-bone apposition...even with an orthobiologic carrier (ie, more ^ better)

CONCLUSIONS rhPDGF+matrix may be a safe and effective alternative to ABG in the orthopaedic setting The results of this pilot study have led the FDA to approve a 396 patient, 28 center PRCT ? Data will represent the 1st Phase III study evaluating a rhGF in the foot/ankle ? Hope shed more light on rh-protein technology as an enhancer of bone healing